Exhibit 3.3
AMENDED AND RESTATED OPERATING AGREEMENT
OF
AMAIZING ENERGY HOLDING COMPANY, LLC
Dated: Effective January 11, 2008

AMENDED AND RESTATED OPERATING AGREEMENT
OF
AMAIZING ENERGY HOLDING COMPANY, LLC

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ii

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AMENDED AND RESTATED OPERATING AGREEMENT
OF
AMAIZING ENERGY HOLDING COMPANY, LLC
     THIS AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the 11th day of January, 2008 (the “Effective Date”), by and among Amaizing Energy Holding Company, LLC, an Iowa limited liability company (the “Company”), each of the Persons identified as Members on attached Exhibit “A,” and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.
     In consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I. THE COMPANY
1.1 Formation. The Company was formed as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on December 27, 2006.
1.2 Name. The name of the Company shall be “Amaizing Energy Holding Company, LLC,” and all business of the Company shall be conducted in such name.
1.3 Purposes; Powers. The nature of the business and purposes of the Company are to: (i) directly or indirectly, own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and by-product production facilities; (ii) process feedstock into ethanol and related by-products, and market such ethanol and by-products; and (iii) engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Article V of this Agreement.
1.4 Principal Place of Business. The Company shall continuously maintain a principal place of business in either the State of Iowa, at such location as the Directors may determine. The initial principal place of business of the Company shall be at 2404 West Highway 30, Denison, Iowa, 51442 or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.
1.5 Term. The term of the Company commenced on the date the Articles were filed with the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.
1.6 Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Iowa and in any other state in which it is required by law to do so. The name and address of the Company’s initial Registered Agent in Iowa shall be Catherine C. Cownie, 666 Grand Avenue, Suite 2000, Des Moines, IA 50309.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company. Each Member’s interest in the Company shall be personal property for all purposes.

1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall: (i) prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Director to permit the Company or any other Director or Member or their Affiliates to participate in any such activities. As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to, or otherwise deal with, any Member (including any Member who is also a Director), or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been entered into with an independent third party.
1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
     (a) “Act” means the Iowa Limited Liability Company Act, as amended from time to time, or any corresponding provisions of any succeeding law.
     (b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
     (c) “Affiliate” means, with respect to any Person or entity: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, managers, or persons exercising similar authority with respect to such Person or entities.
     (d) “Agreement” means the Company’s Amended and Restated Operating Agreement, as amended from time to time.
     (e) “Appointing Person” has the meaning set forth in Section 5.3 of this Agreement. “Appointing Persons” shall mean all such Persons.
     (f) “Articles” means the Company’s Articles of Organization on file with the Iowa Secretary of State’s Office, as amended from time to time.

     (g) “Assignee” means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement.
     (h) “Atlantic Plant” has the meaning set forth in Section 5.3 of this Agreement.
     (i) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.4 of this Agreement.
     (j) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member’s predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.
     k) A Director(s)” has the meaning set forth in Section 5.3(a) of this Agreement.
     (l) “Class B Director(s)” has the meaning set forth in Section 5.3(b) of this Agreement.
     (m) “Class C Director” has the meaning set forth in Section 5.3(c) of this Agreement.
     (n) “Class D Director(s)” has the meaning set forth in Section 5.3(d) of this Agreement.
     (o) “Class E Director(s)” has the meaning set forth in Section 5.4 of this Agreement.
     (p) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     (q) “Company” means Amaizing Energy Holding Company, LLC, an Iowa limited liability company.
     (r) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
     (s) “Debt” means: (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above. Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
     (t) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such

Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
     (u) “Director” means any Person who: (i) is elected as a Class E Director pursuant to Section 5.4 of this Agreement, is appointed a Class A, Class B, Class C or Class D Director pursuant to Section 5.3 of this Agreement, or who has otherwise become a Director pursuant to the terms of this Agreement; and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” means all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
     (v) “Dissolution Event” shall have the meaning set forth in Section 10.1 of this Agreement.
     (w) “Effective Date” means January 11, 2008.
     (x) “Facilities” means the ethanol and by-product production facilities which are presently in operation and those facilities to be constructed and operated by the Company or its Affiliates.
     (y) “Fiscal Year” means: (i) any twelve-month period commencing on October 1 and ending on September 30; and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made. The Directors may establish a different Fiscal Year so long as the Fiscal Year chosen is not contrary to the Code or any provision of any state or local tax law.
     (z) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     (aa) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.2 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

     (bb) “Initial Registered Offering” has the meaning set forth in Section 5.2 of this Agreement.
     (cc) “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.
     (dd) “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.
     (ee) “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.
     (ff) “Member” means any Person: (i) whose name is set forth as such on Exhibit “A” attached hereto as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement. “Members” means all such Persons.
     (gg) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company as required by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”
     (hh) “Membership Interest” means collectively, the Membership Economic Interest and the Membership Voting Interest.
     (ii) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or as required by the Act. The Membership Voting Interest of a Member shall mean as to any matter with respect to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Unit Holder Register.
     (jj) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements, contingencies and other investment, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.
     (kk) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
     (ll) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
     (mm) “Officer” means any Person who: (i) is appointed as an Officer pursuant to Section 5.19 of this Agreement or who has otherwise become an Officer pursuant to the terms of this Agreement; and (ii) has not ceased to be an Officer pursuant to the terms of this Agreement. “Officers” mean all such Persons.
     (nn) “Operations Date” shall have the meaning set forth in Section 5.2 of this Agreement.
     (oo) “Permitted Transfer” has the meaning set forth in Section 9.2 of this Agreement.
     (pp) “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, cooperative, trust, estate, association, nominee or other entity.
     (qq) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code

Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
     (rr) “Property” means all real and personal property owned or acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.
     (ss) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
     (tt) “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.
     (uu) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
     (vv) “Securities Act” means the Securities Act of 1933, as amended.
     (ww) “Tax Matters Member” has the meaning set forth in Section 7.4 of this Agreement.
     (xx) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.

     (yy) “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement.
     (zz) “Unit Holder” means any Person who is the owner of one or more Units. “Unit Holders” means all such Persons.
     (aaa) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
     (bbb) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
     (ccc) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
     (ddd) “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company’s duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder’s predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.
ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Membership Interests. There shall be one class of Membership Interests in the Company. Each Member shall make an initial Capital Contribution to the Company in exchange for its Membership Interest. A Member’s Membership Interest in the Company shall be held in the form of Units. The name and number of Units quantifying the Membership Interest of each Member are listed on Exhibit A attached hereto, and shall also be set out in the Unit Holder Register. If following the date hereof, any Person is admitted as a Member or the number of Units held by any Member changes, the Board of Directors shall amend the Unit Holder Register to reflect such new information.
2.2 Initial Capital Contributions. The name, address, Capital Contribution and Units quantifying the Membership Interest of each of the Members shall be set forth on the Unit Holder Register.
2.3 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Persons acquiring such Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Unit Holder Register to be appropriately amended.
2.4 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
     (a) To each Unit Holder’s Capital Account there shall be credited: (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

     (b) To each Unit Holder’s Capital Account there shall be debited: (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;
     (c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
     (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.
     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. In the event the Directors determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company. The Directors also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
2.5 Loans By Members. No provision of this Agreement shall be construed so as to prevent a Member from making a secured or unsecured loan to the Company or guaranteeing any loan or indebtedness of the Company, except that no Member shall make any loan to the Company without the prior consent or approval of the Board of Managers. Loans by Members to the Company shall not be Capital Contributions to the Company nor shall loans be credited to the Capital Account of the lending Member or entitle such lending Member to any increase in such Member’s share of the Company’s profits or of the distributions of the Company or subject such Member to any greater proportion of the losses which the Company may sustain. Loans in accordance with the foregoing sentence shall be a debt due from the Company to such lending Member and shall be, together with accrued interest thereon, reimbursed to the Member making such loan prior to any distribution to the Members in connection with the dissolution of the Company. If a Director or an Affiliate of a Director is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obliged to make any loan or advance to the Company.
2.6 Compensation of Members; Interest on Capital Contributions; Withdrawal. No Member shall receive any interest with respect to such Member’s Capital Contributions or Capital Account or any compensation for services rendered on behalf of the Company or otherwise in such Member’s capacity as a Member of the Company, except as otherwise provided in this Agreement. Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to receive any distributions from the Company except as provided in Articles III, IV and X or to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.

ARTICLE III. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
     (b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.
     (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.

     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
     (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
     (h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Regulatory Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.
3.6 Other Allocation Rules.
     (a) For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

     (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.
     (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
     (d) Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10(dd) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
3.8 Tax Credit Allocations. All income tax credits with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.
ARTICLE IV. DISTRIBUTIONS
4.1 Net Cash Flow. The Directors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held subject to and to the extent permitted by any loan covenants or restriction on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes. No distribution shall be made if it is not permitted to be made under the Act.
4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.
ARTICLE V. MANAGEMENT
5.1 Directors. Except as otherwise provided in this Agreement or required by law, the Directors shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters, to perform any and all other acts or activities customary or incident to the management of the Company’s business, and shall adopt such policies, rules, regulations and actions as they deem advisable. Subject to Section 5.8 of this Agreement and any other express provisions of this Agreement to the contrary, the business and affairs of the Company shall be managed by and under the direction of the Directors and not by the Members. Unless authorized to do so by this Agreement or by the Directors, no Member, attorney-in-fact, employee, or agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable for any purpose.
     Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.1 or the adoption of any provision inconsistent herewith shall require the approval of two-thirds of the Membership Voting Interests held by the Members.
5.2 Classes of Directors; Number of Total Directors.
     (a) There shall initially be four classes of Directors (Class A, Class B, Class C, and Class D), as provided in Section 5.3 of this Agreement; provided, however, that Class D Director positions shall only exist to the extent that the “$15 Million Investors” (as defined in Section 5.3(d) below) satisfy the requirements of Section 5.3(d). Following the date on which the Company’s proposed ethanol plant in Atlantic, Iowa (hereinafter referred to as the “Atlantic Plant”) commences substantial operations (the “Operations Date”), a fifth class of Directors (Class E) to be generally elected by the Members shall be created, and the Class A, Class B, and Class C Director positions shall begin to expire pursuant to Section 5.4.
     The total number of Directors of the Company shall be a minimum of nine (9) and a maximum of nineteen (19). The Board of Directors shall initially consist of a total of seventeen (17) Directors. Initially, the seventeen (17) initial Directors shall be appointed by the Class A, Class B, and Class C “Appointing Persons” (as defined in Section 5.3 below) pursuant to Section 5.3 of this Agreement until their respective rights of appointment expire pursuant to the schedule contained in Section 5.4. Commencing on the date of the close of the Company’s federally registered initial public offering of Units commenced in 2007 (the “Initial Registered Offering”), the $15 Million Investors shall have the right to appoint the Class D Directors; provided, however, that the right of the $15 Million Investors to appoint Class D Directors shall expire on the first annual meeting of the Members following the five (5) year anniversary of the close of the Company’s Initial Registered Offering.
     Pursuant to Section 5.4, following the third annual meeting of the Members following the Operations Date, there shall only be two (2) classes of Directors (Class D and Class E) and the size of the Board of Directors shall be reduced to a minimum of nine (9) Directors and a maximum of eleven (11) Directors, nine (9) of which shall be Class E Directors, and up to two (2) of which may be Class D Directors (provided that the $15 Million Investors continue to hold the threshold number of Units as required by Section 5.3(d)). Following the expiration of the $15 Million Investors’ right to appoint Class D Directors on the first annual meeting of the Members following the five year anniversary of the close of the Initial Registered Offering, there shall only be one class of Directors (Class E) and the size of the

Board of Directors shall be fixed at eleven (11), all of which shall be generally elected by the Members pursuant to Section 5.4 of this Agreement.
     The Board of Directors shall initially be composed of the Persons set forth on Exhibit B attached hereto.
     (b) At any annual or special meeting following the Operations Date, the Members may increase or decrease the number of Directors last approved, including above or below the last approved range of minimum and maximum Directors, and may change from a variable range to a fixed number or visa versa by majority vote of the Membership Voting Interests held by the Members. Notwithstanding the foregoing, the Directors may at any time increase or decrease the number of Directors within the applicable range of minimum and maximum Directors upon majority vote of the Directors
     (c) Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.2 or the adoption of any provision inconsistent herewith shall require the approval of two-thirds of the Membership Voting Interests held by the Members.
5.3 Special Right of Appointment of Certain Members.
     The four initial classes of Directors shall be the Class A Directors, the Class B Directors, the Class C Director, and Class D Directors. A Class A, Class B, Class C, or Class D Director appointed by an Appointing Person under this paragraph (b) shall serve at the pleasure of the Appointing Person or the other members of his or her respective class of directors, as applicable below, until a successor is appointed, or until the earlier death, resignation, or removal of such Director. Any such Director appointed by a Member may be removed for any reason by the Appointing Person or the other members of his or her respective class of directors, as applicable below, upon written notice to the Directors. Any vacancy of a Class A, Class B, Class C, or Class D Director position shall be filled according to the provisions below governing the respective class within thirty (30) days of its occurrence. The rights of appointment contained in this Section 5.3 are not transferable to any other Person.
     (a) Class A Directors. Commencing on the Effective Date of this Agreement, Amaizing Energy, L.L.C. or its designee (“Amaizing Energy”) shall be entitled to appoint thirteen (13) Directors (each a “Class A Director” and collectively the “Class A Directors”). However, such right of appointment shall expire pursuant to the schedule contained in Section 5.4. Subject to the expiration of its right of appointment, a Director appointed by Amaizing Energy under this Section shall serve at the pleasure of the other Class A Directors until a successor is appointed, or until the earlier death, resignation, or removal of such Director. Any Class A Director appointed by Amaizing Energy may be removed for any reason by the affirmative vote of seventy-five percent (75%) of the other Class A Directors, upon written notice to the Directors. Any vacancy of a Class A Director seat shall be filled by the affirmative vote of seventy-five percent (75%) of the remaining Class A Directors within thirty (30) days of its occurrence; provided, however, that in the event that there simultaneously exists a vacancy of all of the Class A Director seats, Amaizing Energy shall appoint all such Class A Director seats within thirty (30) days of the occurrence of such vacancy.
     (b) Class B Directors. Commencing on the Effective Date of this Agreement, Atlantic Energy, LLC or its designee (“Atlantic Energy”) shall be entitled to appoint three (3) Directors (each a “Class B Director” and collectively the “Class B Directors”); provided, however, that the Persons so appointed shall have primary residences located south of U.S. Interstate 80 in the State of Iowa. Such right of appointment by the Atlantic Energy Members shall expire pursuant to the schedule contained in Section 5.4. Subject to the expiration of its right of appointment, a Director appointed by Atlantic Energy under this Section shall serve at the pleasure of Atlantic Energy until a successor is appointed, or until the earlier death, resignation, or removal of such Director. Any Class B Director appointed by Atlantic Energy may be removed for any reason by Atlantic Energy, upon written notice to the Directors. Any vacancy of a Class B Director seat shall be filled by the unanimous vote of the remaining Class B Directors within thirty (30) days of its occurrence.
     (c) Class C Director. Commencing on the Effective Date of this Agreement, NEK-SEN Energy, LLC (“NEK-SEN”) shall be entitled to appoint one (1) Director (the “Class C Director”), for so long as NEK-SEN is the holder of five million (5,000,000) Units in the Company and is a separate legal entity and until its right of appointment expires pursuant to the schedule contained in Section 5.4. Subject to the expiration of the right of appointment, a Class C Director appointed by NEK-SEN under this Section shall serve at the pleasure of NEK-SEN until a successor is appointed, or until the earlier death, resignation, or removal of such Director. Any Director appointed by NEK-SEN may be removed for any reason by NEK-SEN, upon written notice to the Directors. Any vacancy of the Class C Director seat shall be filled by the board of directors of NEK-SEN Energy, LLC within thirty (30) days of its occurrence.
     (d) Class D Directors. Commencing on the date of the close of the Initial Registered Offering, each of the first two (2) Members whose subscriptions are accepted by the Company and who hold a number of Units, all of which were purchased by such Member from the Company during the Initial Registered Offering filed with the Securities Exchange Commission, for which the initial subscription price was fifteen million ($15,000,000) or more (collectively, the “$15 Million Investors”) shall be entitled to appoint one (1) Director (each a “Class D Director” and collectively the “Class D Directors”), provided the $15 Million Investor continues to hold the threshold number of Units. Units held by an Affiliate or Related Party of a Member shall not be included in the determination of whether the Member holds the requisite number of Units for purposes of this paragraph (d). Only the first two (2) Members who acquire the requisite number of Units from the Company in its Initial Registered Offering are granted appointment rights hereunder. Accordingly, any Member who subsequently acquires the requisite number of Units, or who acquires the requisite number of Units other than by acquisition from the Company in its Initial Registered Offering, shall not be entitled to appoint any Directors, regardless of the number of Units held by such Member. A Director appointed by a Member under this paragraph (d) shall serve at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of such Director. Any Director appointed under this paragraph (d) may be removed for any reason by the Member appointing him or her, upon written notice to the Directors, which shall designate and appoint a successor Director to fill the vacancy. Any such vacancy shall be filled within thirty (30) days of its occurrence by the Member having the right of appointment. In the event that the number of Units held by a Member with a right of appointment under this paragraph (d) falls below the threshold number of Units required by this paragraph (d), the term of any such Director appointed by such Member shall terminate, the seat shall dissolve, and the Member shall thereafter elect Class E Directors in the same manner as the other Members pursuant to Section 5.4.
     For purposes of this Agreement, Amaizing Energy, L.L.C. (or its designee), Atlantic Energy, NEK-SEN, and each of the $15 Million Investors may individually be referred to herein as an “Appointing Person.”
     (e) Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.3 or the adoption of any provision inconsistent herewith shall require the approval of two-thirds of the Membership Voting Interests held by the Members.
5.4 Class E Directors; Election of Directors; Expiration of Appointment Rights.
     (a) Creation of Class E Directors; Election; Terms. At the first annual or special meeting of the Members following the Operations Date, nine (9) of the Class A Director positions shall convert to Class E Director positions, which shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified or until the earlier death, resignation, removal or disqualification of such Class E Director (each a “Class E Director” and collectively the “Class E Directors”). Class E Directors shall be elected by a plurality vote of the Membership Voting Interests of the Members so that the nominees receiving the greatest number of votes relative to all other nominees are elected. Prior to the first meeting of the Members following the Operations Date, the initial Directors shall conduct a lottery for the purpose of classifying each of the nine (9) Class E Director positions to be elected at the first meeting of the Members following the Operations Date as a Group I, Group II or Group III Class E Director, with such classification to serve as the basis for the staggering of terms among the elected Class E Directors. The term of Group I Class E Directors shall expire first (initial term of one (1) year with successors elected to three (3) year terms thereafter), followed by those of Group II Directors (initial term of two (2) years with successors elected to three (3) year terms thereafter), and then Group III Directors (initial and subsequent terms of three (3) years).
     At the second annual meeting of the Members following the Operations Date, two (2) of the four (4) remaining Class A Director positions shall terminate and one (1) of the Class B Director positions shall terminate. At the third annual meeting of the Members following the Operations Date, the two (2) remaining Class A Director positions, the two (2) remaining Class B Director positions, and the sole Class C Director position shall terminate. Accordingly, as of and following the third annual meeting of the Members following the Operations Date, there shall be nine (9) Class E Directors elected by the Members and two (2) Class D Directors appointed by the $15 Million Investors, to the extent that each of the $15 Million Investors continue to hold the threshold number of Units as required by Section 5.3(d).
     Following the expiration of the $15 Million Investors’ right to appoint Class D Directors at the first annual meeting of the Members following the fifth anniversary of the close of the Initial Registered Offering, there shall only be one class of Directors (Class E) and the size of the Board of Directors shall be fixed at eleven (11), all of which shall be elected pursuant to the provisions provided in this Section 5.4. Prior to the first annual meeting of the Members following the expiration of the $15 Million Investors’ rights of appointment, the Class E Directors shall conduct a lottery for the purpose of classifying the two (2) additional Class E Directors as a Group I, Group II, or Group III Class E Director, with such classification to serve as the basis for determining the length of their initial term, which shall be determined by reference to the number of years remaining for the term of the directors of their respective Group.
     If at any time the number of Directors is changed as provided in this Article V, the number of Group I, Group II and Group III Directors shall be adjusted, as necessary, so that approximately one-third (1/3) of the Directors are elected at each annual meeting of the Members.
     (b) Members Entitled to Elect Directors. Elected Directors shall be elected by the Members, voting collectively, at the annual meeting of Members when a vacancy exists; provided, however, that any $15 Million Investor having the right to appoint a Class D Director pursuant to Section 5.3(d) shall not be entitled to vote for the election of any Director that the Members are entitled to elect, and the Units held by such $15 Million Investor shall not be included in determining the election of Directors pursuant to paragraph (a) of this Section.
     (c) Nominations. Prior to the annual meeting of the Members, one or more nominees for the Director positions up for election shall be named by the then current Board of Directors or by a nominating committee established by the Board of Directors. Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors. Any Member that intends to nominate a Person for election as a Director may do so only if written notice of such Member’s intent to make such nomination is given not less than sixty (60) nor more than ninety (90) days prior to the date which would be one year from the date of the past year’s annual meeting of the Members. Each such notice shall set forth: (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other Person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate for the Director’s seat to be filled.
     The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if so determined, the defective nomination shall be disregarded.
     (d) Vacancies. Any vacancy in an elected Director seat other than from expiration of a term of office may be filled by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office.
     (e) Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.4 or the adoption of any provision inconsistent herewith shall require the approval of two-thirds of the Membership Voting Interests held by the Members.
5.5 Director’s Fiduciary Duty. No provision in this Operating Agreement shall be construed in any manner to diminish or restrict a Director’s fiduciary duty to the Company, regardless of whether the Director was appointed by a Member.
5.6 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement and the Act, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Persons as the Directors deem appropriate, the right and power to do or perform, the following:
     (a) Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;
     (b) Open any bank accounts or trading accounts necessary for the operation of the Company;
     (c) Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (d) Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (e) Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

     (f) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;
     (g) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;
     (h) Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;
     (i) Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;
     (j) Contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
     (k) Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
     (l) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;
     (m) Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;
     (n) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;
     (o) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution; and
     (p) Indemnify Members, Directors or Officers, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.7 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.
5.8 Restrictions on Authority of Directors.
     (a) Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii)	Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company. Notwithstanding the foregoing, the Directors of the Company may, subject to Article X hereof, declare bankruptcy or cause the Company to proceed to Chapter 11 reorganization if deemed necessary as a result of the financial condition of the Company.
     (b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of at least a majority of the Membership Voting Interests:
(i)	Merge, consolidate, exchange or otherwise dispose of at one time, or in a series of related transactions, all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company; or

(ii)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.
     The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.
5.9 Meetings. An annual meeting of the Directors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members. Meetings of the Directors shall be held at such times and places from time to time determined by the Directors. Meetings of the Directors may also be called by the Chairman and/or Chief Executive Officer and/or President and General Manager of the Company or by any two or more Directors. If the date, time, and place of the meeting of the Directors has been announced at a previous meeting, no notice shall be required. In other cases, forty eight (48) hours written notice of meetings, stating the date, time and place thereof and any other information required by law or desired by the Person(s) calling the meeting, shall be given to each Director. Additionally, the Directors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof. If the Directors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting. The Directors may designate any location as the place of any regular or special meeting. If no designation is made, the place of meeting shall be the principal office of the Company.
5.10 Notice.  Except as provided in Section 5.10, notice shall be given to each Director with respect to any meeting of the Directors, stating the date, time and place of the meeting. Such notice shall be given at least forty-eight (48) hours prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances. If mailed, such notice shall be deemed to be delivered on the earlier of three (3) days after deposit in the U.S. mail addressed to the Director’s address as shown on the Company’s records with postage prepaid, or upon receipt. If sent by electronic mail or facsimile such notice shall be deemed to be delivered on the eariler of three (3) days after transmission to the Director’s electronic mail address or fascimille number as shown on the Company’s records or upon receipt. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given in writing or attendance at such meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes relating to the action taken. A Director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened and does not participate thereafter in the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in the notice or waiver of notice of such meeting.
5.11 Conduct of Meeting. All Directors, to the extent possible, shall personally attend all Directors meetings. However, any Director may participate in any meeting of the Directors by any means of telephonic conference or similar means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person.
5.12 Quorum. A majority of all of the Directors shall constitute a quorum for the transaction of business. If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without further notice. At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors to leave less than a quorum.
5.13 Voting; Manner of Acting; Informal Action.  Each Director shall be entitled to one (1) vote as to any matter for which such Director is entitled to vote under this Agreement or the Act; provided, however, that any Class A, Class B, or Class D Member who is entitled to appoint more than one Class A, Class B or Class D Director may elect in writing to authorize one or more Directors appointed by such Member to exercise the total number of votes to which Directors appointed by that Member would be entitled. Such written election must be provided to the Company prior to the exercise of the election. For example, if a Member is entitled to appoint four (4) directors, such member may authorize just one (1) person to act as Director and grant that person four (4) Director votes. The Company will not accept consolidation of Director positions unless timely written notice of such consolidation is provided to the Company. For purposes of determining quorum for actions by the Directors, each additional vote allowed to be cast shall each be counted as one (1) Director present at the meeting, provided that at least one (1) Director authorized to cast those additional votes is present. Except as otherwise provided in this Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Directors. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Directors entitled to vote with respect the subject matter thereof. A Director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Directors. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purpose of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.
5.14 Presumption of Assent. A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the other Directors before the adjournment thereof or forwards such dissent by mail to the other Directors immediately after the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favor of an action.
5.15 Compensation.  The Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise, and to provide for reimbursement to Directors of their reasonable expenses of attending Directors’ meetings.
5.16 Committees; Authority. The Directors may create such committees including an Executive Committee, and appoint such Directors or other Member appointees to serve on them, as the Directors deem appropriate. Each committee must have two (2) or more Directors or other Member appointees, who serve at the pleasure of the Directors. The creation of a committee, and the appointment of Directors or other Member appointees to serve on it, must be approved by a majority of the Directors. The procedural requirements for Board meetings under this Article V shall also apply to committee meetings. Board committees may exercise only those aspects of the Directors’ authority which are expressly conferred by the Directors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.
5.17 Potential Financial Interest. No contract or transaction between the Company or one of its Directors, or between the Company and any Person, in which one of its Directors is a director or officer, or has a financial interest, shall be void or voidable solely for this reason, or solely because such Director is present at or participates in the meeting of the Board of Directors at which the contract or transaction is authorized, or solely because such Director’s vote is counted for such purpose, and such Director will not be obligated to account to the Company for any profit or benefit derived by such Director provided that the material facts as to such Director’s relationship are disclosed to the Board of Directors at the time of such vote, and the disinterested Directors authorize such contract or transaction.
5.18 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any Director’s Affiliates. The Directors shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.19 Officers. The Board of Directors may delegate to one or more individuals such authority and duties as the Board of Directors may deem advisable to (a) conduct the meetings of the Board of Directors and (b) carry out the day-to-day business of the Company and enter into contracts with such individuals for such purpose. The Board of Directors may assign titles to the individuals authorized to conduct meetings of the Board of Directors (including Chairman, Vice Chairman and Secretary) and titles to the individuals to conduct the day to day business of the Company (including Chief Executive Officer, President and General Manager, Vice-President, Secretary, Treasurer, CFO, and such other Officers and assistant Officers as the Directors shall determine). One person may simultaneously hold more than one office and persons delegated under this Section need not be residents of the State of Iowa or Members of the Company. The Officers’ terms shall be specified by the Directors. If no term is specified, they shall hold office until the first meeting of the Directors held after the next annual meeting of the Members. If the appointment of Officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each Officer shall hold office until the officer’s successor is duly appointed and qualified, until the Officer’s death, or until the Officer resigns or is removed by the Directors. The designation of a specified term does not grant to an Officer any contract rights; and unless otherwise provided in a signed contract with the Company, Officers will be “at-will employees” subject to removal by the Directors at any time, with or without cause.
     Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Company. Unless otherwise noted in the notice, the resignation shall be effective upon receipt.
     The Officers, and their duties and responsibilities shall be as follows:
     (a) Chairman/Vice Chairman. The Directors from their own number shall select a Chairperson and a Vice Chairperson. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Directors and the Members; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe.
     (b) Chief Executive Officer. The Chief Executive Officer of the Company shall have general supervision of the business, affairs and property of the Company, and over its several officers. In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors. The Chief Executive Officer shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Company necessary or proper for the transaction of the business of the Company. If the Chief Executive Officer is not also the Chairman of the Board, then the Chief Executive Officer shall report to the Chairman of the Board or the Vice Chairman, as the case may be.
     (c) President and General Manager. The President and General Manager shall have general supervision of the operations of the Company and shall have, subject to any contractual restriction, all authority incident to the office of the President and General Manager. The President and General Manager shall, subject to Directors’ control, perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Company. The President and General Manager shall perform all duties incident to the office of President and General Manager and such other duties as may be prescribed by this Agreement or by the Directors. The President and General Manager shall report to the Chief Executive Officer.

     (d) The Vice President(s). If one or more Vice Presidents are appointed by the Directors, the Vice President (or in the event there be more than one, the appropriate Vice President, as designated by the Directors, or in the absence of any designation, then in the order of appointment) shall perform the duties of the President in the event of the President’s absence, death, inability or refusal to act. When so acting, a Vice President shall have all of the powers, and be subject to all of the restrictions upon, the President. In addition, Vice Presidents shall perform such other duties as may be prescribed by this Agreement or by the Directors.
     (e) The Secretary. The Secretary shall: (i) keep the minutes of the Director and Member meetings and, when necessary, certify all proceedings of the Directors and Members; (ii) see that all notices are duly given in accordance with this Agreement and as required by law; (iii) serve as the custodian of the Company’s records; (iv) when requested or required, authenticate any Company records; (v) keep and maintain the Unit Holder Register and the Unit transfer books of the Company; and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed by this Agreement or by the Directors.
     (f) The Chief Financial Officer.  The Chief Financial Officer shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company, and deposit all such moneys in the name of and to the credit of the Company in such banks, trust companies or other depositories as the Directors shall designate from time to time; (iii) disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, (iv) keep accurate financial records for the Company; (v) account and prepare reports of all transactions and of the financial condition of the Company; and (iv) generally perform all duties incident to the office of Chief Financial Officer and such other duties as may be prescribed by this Agreement or by the Directors. The Chief Financial Officer shall report to the President and the Board of Directors.
     (g) The Treasurer: The Treasurer shall generally perform all duties incident to the office of Treasurer and such other duties as may be prescribed by this Agreement or by the Directors.
     (h) Other Assistants and Acting Officers.  The Directors shall have the power to appoint any Person to act as assistant to any Officer, or to perform the duties of such Officer, whenever for any reason it is impracticable for such officer to act personally. Any such assistant or acting Officer shall have the power to perform all the duties of the office to which he or she is appointed to be an assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Directors. Additionally, unless prohibited by a resolution of the Directors, any Officer may delegate in writing some or all of the duties and powers of such Officer’s position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
     Salaries of the Officers may be fixed from time to time by the Directors, and no Officer shall be prevented from receiving a salary due to the fact that such Officer is also a Director.
5.20 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by: (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the Chief Executive Officer; and/or such other Officers or Directors who may be authorized to do so by specific resolution of the Directors.
5.21 Limitation of Liability. To the maximum extent permitted under the Act and other applicable law, no Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) intentional infliction of harm on the Company or the Members; (iii) liability for receipt or payment of distributions in violation of the articles of organization, this Agreement or the Act; or (iv) an intentional violation of criminal law.
5.22 Indemnification of Directors and Officers.
     (a) Right to Indemnification. To the maximum extent permitted under the Act and other applicable law, no Member, Director, or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director or Officer. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) intentional infliction of harm on the Company or the Members; (iii) liability for receipt or payment of distributions in violation of the articles of organization, this Agreement or the Act; or (iv) an intentional violation of criminal law. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or Officer in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
     (b) Enforcement of Indemnification. In the event that the Company refuses to indemnify any Person who may be entitled to be indemnified or to have expenses advanced under this Section 5.23, such Person shall have the right to maintain an action in any court of competent jurisdiction against the Company to determine whether or not such Person is entitled to such indemnification or advancement of expenses hereunder. If such court action is successful and the person is determined to be entitled to such indemnification or advancement of expenses, such Person shall be reimbursed by the Company for all fees and expenses (including attorneys fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).
     (c) Advancement of Expenses. Expenses (including attorneys fees) reasonably incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it ultimately be determined that such Person is not entitled to indemnification by the Company. In no event shall any advance be made in instances where the Board of Directors, the Members or independent legal counsel reasonably determine that such a person would not be entitled to indemnification hereunder.

     (d) Non-Exclusivity. The indemnification and advancement of expenses provided by this Section 5.23 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute or any agreement, Board of Directors vote, Member vote, policy of insurance, or otherwise, both as to action in official capacity and as to action in another capacity while holding the respective offices, and shall not limit in any way any right or obligation that the Company may have to make additional indemnifications with respect to the same or different Persons or classes of Persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.23 shall continue as to a Person who has ceased to be a Director or Officer, and shall inure to the benefit of the heirs, executors and administrators of such Person.
     (e) Amendment and Vesting of Rights. Notwithstanding any other provision of this Agreement, the terms and provisions of Section 5.23 shall not be amended or repealed and the rights to indemnification and advancement of expenses created hereunder shall not be changed, altered or terminated, except by the unanimous approval of the Members.
5.23 Removal of Directors. Any Director may be removed by the majority vote of the remaining Directors for cause. In the event of the removal of an appointed Director, the Appointing Person, shall appoint a new Director, within ten (10) days of the removal of the appointed Director. “For Cause” shall mean the Director’s material breach of this Agreement or the Director’s conviction of, or the entering of a guilty plea or plea of no contest with respect to a felony or the equivalent thereof.
ARTICLE VI. MEMBERSHIP UNITS; MEMBERS
6.1 Membership Units. A Member’s Membership Interest in the Company shall be designated in Units. There shall be one class of Units in the Company. The Units shall have no par value and shall have identical rights, obligations and privileges, except as otherwise provided in this Agreement. The Company shall have a first lien on the Units of any Member for any debt or liability owed by such Member to the Company. Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine. Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members. Members shall have no preemptive rights to acquire additional or newly created Units.
6.2 Certificates; Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined by the Directors, in their discretion. If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Directors may prescribe. No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.
6.3 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “C” attached hereto and such other documents as may be required by the Directors. Membership Interests and Units of the Members shall be set forth on Exhibit “A” to this Agreement, as amended from time to time.
6.4 Members’ Voting Rights. Each Member shall be entitled to one (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which such Member is entitled to vote under this Agreement or the Act. Members do not have cumulative voting rights as to any matter. Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.5 Member Meetings. An annual meeting of the Members shall be held within one hundred eighty (180) days of the close of the Company’s Fiscal Year, at a time and date determined by the Directors. Special meetings of the Members, for any purpose(s) described in the meeting notice, may be called by the Directors, and shall be called by the Directors at the request of not less than thirty percent (30%) of all Members or Members holding at least 75% of the outstanding Units. A call by the Members for a special meeting shall be in writing, signed by the persons calling for the same, addressed and delivered to the Secretary, and shall state the time and purpose(s) of such meeting.
6.6 Place of Meeting. The Directors, or in the absence of action by the Directors, the Chairman, Vice-Chairman or the Chief Executive Officer, may designate any place as the place for any meeting of the Members, unless by written consents, a majority of all Members entitled to vote at the meeting designate a different place for the holding of such meeting. If no designation is made by the Directors, the Chief Executive Officer or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company.
6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.
6.8 Notice. Written notice stating the place and time of any annual or special Member meeting shall be delivered, mailed (including electronic mail) or faxed not less than five (5) nor more than sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed. Such notices shall be deemed to be effective upon the earlier of: (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member’s address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.
6.9 Contents of Notice. The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called. If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles requiring Member approval; (ii) a proposed amendment or restatement of this Operating Agreement requiring Member approval; (iii) a plan of merger or share exchange; (iv) the sale, lease, exchange or other disposition of all, or substantially all of the Company’s Property; (v) the dissolution of the Company; or (vi) removal of a Director, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles, (2) amendment(s) to the Operating Agreement, (3) plan of merger or share exchange, (4) documents relating to the transaction for the disposition of all the Company’s Property, and/or (5) plan and Articles of Dissolution.
6.10 Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.
6.11 Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member whether given before, during or after the meeting shall be deemed equivalent to the giving of such notice. Furthermore, a Member’s attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting to the transaction of business because the meeting is not lawfully called or convened; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

6.12 Fixing of Record Date. For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Directors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed sixty (60) days. If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the Unit Transfer books, the Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days, and in case of a meeting of Members not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
6.13 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing at least a majority of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.14 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot when authorized by the Directors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.15 Action By Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by all the Members authorized to take action on the matter and delivered to the Company for inclusion in the Company records.
6.16 Activities With the Company. Any Member or Affiliate thereof may be employed or retained by the Company and may otherwise deal with the Company and may receive from the Company compensation or other payment therefore, and neither the Company nor any of the Members, as such shall have any rights in and or to any income or profits derived therefrom.
6.17 Termination of Membership. If for any reason the membership of a Member is terminated as provided in this Agreement or the Act, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an unadmitted Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights provided for unadmitted Assignees in Section 9.7 hereof. No Member whose membership in the Company terminates, not any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.
6.18 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.
6.19 Waiver of Dissenters Rights. To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert: (i) any dissenters’ or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Member’s Units, or with respect to any Company Property.
ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business: (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company’s federal, state and local income tax and information returns and reports, if any, for the six (6) most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years. The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or such Member’s designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time. Upon the request of any Member for purposes reasonably related to such Member’s interest as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement. Each Member has the right, upon reasonable request for purposes reasonably related to such Member’s interest as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Directors, promptly after their becoming available, copies of the Company’s federal, state and local income tax and information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The CFO of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred twenty (120) days after the end of such Fiscal Year), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). Public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.

7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Directors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than three (3) months after the end of each Fiscal Year.
ARTICLE VIII. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Directors or any Member. Following any such proposal, the Directors shall submit to the Members a proposed amendment (provided that counsel for the Company shall have approved of the same in writing as to form), and the Directors shall include therewith a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of two-thirds of the Membership Voting Interests (a) represented at a Member meeting at which a quorum of the Members is present, or (b) in the form of a written ballot or vote. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would (i) modify the limited liability of a Member, or (ii) modify the special appointment rights of a Member; provided, however, that the requirement of an adversely affected Member’s consent shall not apply to any alteration resulting from a change in the number of outstanding Units or an adjustment to the Capital Accounts as provided in this Agreement.
ARTICLE IX. TRANSFERS
9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article IX. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units. A Member will be deemed to have transferred its Membership Interests if it sells its assets or stock, merges, or in any way alters its structure so as to have the effect of changing at least fifty-percent (50%) of the control of the member from the control as it existed at the time such entity became a Member. Each Member hereby acknowledges the reasonableness of the restrictions on Transfer of Membership Interests imposed by this Agreement in view of the Company’s purposes and the relationship of the Members. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable. Any purported Transfer of an interest in the Company in violation of the terms of this Agreement shall be null and void and of no effect.
9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Article IX, a Unit Holder may at any time Transfer all or any portion of such Unit Holder’s Units (i) to the transferor’s administrator or trustee to whom such Units are Transferred involuntarily by operation of law, (ii) without consideration to or in trust for the Member and/or the Member’s descendants or the spouse of a Member, or (iii) to any Person approved by the Directors, in writing. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 and 9.8 below is referred to herein as a “Permitted Transfer.”
9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above and the conditions in Sections 9.8 and 9.9, no Transfer of Units shall be effective unless and until all of the following conditions have been satisfied:
     (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to affect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.
     (b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.
     (c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
     (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.
     (e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by the Directors, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be): (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be Transferred without causing such a termination; and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).
     (f) No notice or request initiating the procedures contemplated by this Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.
     (g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
     The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Membership Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.
9.5 No Dissolution or Termination. The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article IX, no Transfer of Units may be made if the Units sought to be sold, exchanged or Transferred, when added to the total of all other Units sold, exchanged or Transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code. In the event of a Transfer of any Units, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substitute Member pursuant to Section 9.8 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company except as required by the

Act, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.
9.8 Admission of Substitute Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:
          (a) The transferee shall, by written instrument in form and substance reasonably satisfactory to the Directors, accept and agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.
          (b) The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member; and
          (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member and to be bound by all the terms and conditions of this Agreement.
          (d) The transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate in connection with such Transfer.
9.9 Representations Regarding Transfers. Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that: (i) it is not currently making a market in Units and will not in the future make a market in Units; (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the IRS or the Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units (commonly referred to as “matching services”) as being a secondary market or the substantial equivalent thereof, no Member will Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person first agrees to be bound by this Article IX.
     Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
9.10 Distributions And Allocations In Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective not later than the first day of the month following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of any Units.
9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors, and in accordance with such terms and conditions, as the Directors may determine. All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest. Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement shall and execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “C” attached hereto. Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein. Upon the admission of a Member the Directors shall cause the Unit Holder Register and Exhibit A to be appropriately amended. Such amendments shall not be considered amendments pursuant to Section 8.1 of this Agreement and will not require Member action for purposes of Section 8.1.
ARTICLE X. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) the affirmative vote of a majority of the Membership Voting Interests to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company’s business and affairs. Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 of this Agreement), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (i) first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be: (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder’s Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.
10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority of the Membership Voting Interests, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.
10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom; provided, however, no Member shall be required to accept more than its, his, or her pro rata share of any Property in-kind.
ARTICLE XI. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage prepaid, or by electronic mail or facsimile, if such electronic mail or facsimile is followed by a hard copy of the electronic mail or facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.
11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

11.4 Headings. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6 Incorporation By Reference. Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.
11.7 Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.
11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9 Waiver of Jury Trial. Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.
11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
11.11 Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically enforce the terms and provisions of this Agreement.
11.12 No Third Party Rights. None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.
11.13 Entire Agreement. This Agreement constitutes the entire agreement among the Members as to the subject matter hereof and supersedes all prior or contemporaneous meanings.
     IN WITNESS WHEREOF, the Members have adopted this Operating Agreement of the Company as of January 11, 2008.

EXHIBIT “A”
Membership List
Name and Units of Members

Name of Member	Units Held
Amaizing Energy Cooperative	60,789,140
Fagen Energy, Inc.	5,135,337
Energy Partners, LLC	21,535,285
Capitaline Renewable Energy, LP	9,939,362
ICM, Inc	4,969,681
NEK-SEN Energy, LLC	5,000,000
Atlantic Energy, LLC	500,000
Appointment Rights

Number of
Name of Member	Appointed Directors
Amaizing Energy, L.L.C. (or its designee)	13
Atlantic Energy, LLC	3
NEK-SEN Energy, LLC	1
$15 Million Investors	2

EXHIBIT “B”
Initial Board of Directors
1. Becky Constant
2. Craig Brodersen
3. Nick Cleveland
4. Sam Cogdill
5. Eugene Gochenour
6. Bill Hammitt
7. Steve Myers
8. Bill Preston
9. Dave Reinhart
10. Dave Reisz
11. Tom Smith
12. David Stevens
13. Dave VanderGriend
14. Garry Pellett
15. Chuck Edwards
16. Don Sonntag
17. Mark Edelman
18. $15 Million Investor Appointee
19. $15 Million Investor Appointee

EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF
AMAIZING ENERGY HOLDING COMPANY, LLC
     The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Amaizing Energy Holding Company, LLC, has received a copy of the Amended and Restated Operating Agreement dated effective January 11, 2008 and, if applicable, all amendments and modifications thereto; (ii) the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of such Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Amaizing Energy Cooperative

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Samuel J. Cogdill, President

Signature of Individual	Print Name and Title of Officer

/s/ Sam J. Cogdill 1/11/08

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the Company and its Members: AMAIZING ENERGY HOLDING COMPANY, LLC

By:

Its:

EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF
AMAIZING ENERGY HOLDING COMPANY, LLC
     The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Amaizing Energy Holding Company, LLC, has received a copy of the Amended and Restated Operating Agreement dated effective January 11, 2008 and, if applicable, all amendments and modifications thereto; (ii) the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of such Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Fagen Energy, Inc.

Name of Individual Member (Please Print)	Name of Entity (Please Print)

David M. Reinhart Board Rep.

Signature of Individual	Print Name and Title of Officer

/s/ David M. Reinhart

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed to and Accepted on Behalf of the
Company and its Members:
AMAIZING ENERGY HOLDING COMPANY, LLC

By:

Its:

EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF
AMAIZING ENERGY HOLDING COMPANY, LLC
     The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Amaizing Energy Holding Company, LLC, has received a copy of the Amended and Restated Operating Agreement dated effective January 11, 2008 and, if applicable, all amendments and modifications thereto; (ii) the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of such Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Energy Partners, LLC

Name of Individual Member (Please Print)	Name of Entity (Please Print)

William B. Preston, Director

Signature of Individual	Print Name and Title of Officer

/s/ William B. Preston

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed to and Accepted on Behalf of the
Company and its Members:
AMAIZING ENERGY HOLDING COMPANY, LLC

By:

Its:

EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF
AMAIZING ENERGY HOLDING COMPANY, LLC
     The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Amaizing Energy Holding Company, LLC, has received a copy of the Amended and Restated Operating Agreement dated effective January 11, 2008 and, if applicable, all amendments and modifications thereto; (ii) the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of such Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Capitaline Renewable Energy

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Steve Myers President

Signature of Individual	Print Name and Title of Officer

/s/ Steve Myers

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed to and Accepted on Behalf of the
Company and its Members:
AMAIZING ENERGY HOLDING COMPANY, LLC

By:

Its:

EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF
AMAIZING ENERGY HOLDING COMPANY, LLC
     The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Amaizing Energy Holding Company, LLC, has received a copy of the Amended and Restated Operating Agreement dated effective January 11, 2008 and, if applicable, all amendments and modifications thereto; (ii) the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of such Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

ICM, Inc.

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Chris Mitchell, Vice President — Marketing

Signature of Individual	Print Name and Title of Officer

/s/ Chris Mitchell

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed to and Accepted on Behalf of the
Company and its Members:
AMAIZING ENERGY HOLDING COMPANY, LLC

By:

Its:

EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF
AMAIZING ENERGY HOLDING COMPANY, LLC
     The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Amaizing Energy Holding Company, LLC, has received a copy of the Amended and Restated Operating Agreement dated effective January 11, 2008 and, if applicable, all amendments and modifications thereto; (ii) the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of such Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

NEK-SEN Energy, LLC

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Mark A. Edelman, Appointed Director

Signature of Individual	Print Name and Title of Officer

/s/ Mark A. Edelman

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed to and Accepted on Behalf of the
Company and its Members:
AMAIZING ENERGY HOLDING COMPANY, LLC

By:

Its:

EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF
AMAIZING ENERGY HOLDING COMPANY, LLC
     The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Amaizing Energy Holding Company, LLC, has received a copy of the Amended and Restated Operating Agreement dated effective January 11, 2008 and, if applicable, all amendments and modifications thereto; (ii) the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of such Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Atlantic Energy, LLC

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Donald Sonntag, V.P.

Signature of Individual	Print Name and Title of Officer

/s/ Don Sonntag

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed to and Accepted on Behalf of the
Company and its Members:
AMAIZING ENERGY HOLDING COMPANY, LLC

By:

Its: